As filed with the Securities and Exchange Commission on February 13, 2013

Registration No. -

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW SOURCE ENERGY PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3888132
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

NEW SOURCE ENERGY PARTNERS L.P. LONG TERM INCENTIVE PLAN

(Full Title of the Plan)

Kristian B. Kos

President and Chief Executive Officer

New Source Energy GP, LLC

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests (“Common Units”)	882,000 units	$ 19.62	$ 17,304,840	$ 2,361

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers additional Common Units issuable under the New Source Energy Partners L.P. Long Term Incentive Plan that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Units.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The price per unit and aggregate offering prices for the units registered hereby are calculated on the basis of $19.62, which is the average of the high and low sales prices of the Common Units on the New York Stock Exchange on February 8, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

New Source Energy Partners L.P. (the “Registrant” or “Company”) will send or give to all participants in the New Source Energy Partners L.P. Long Term Incentive Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on February 8, 2013, relating to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on December 31, 2012 (as amended, and including all exhibits, the “Registration Statement”);

b)	The description of the Common Units contained in the Registration Statement (including any amendments or reports filed for the purpose of updating such description);

c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 12, 2013 (Items 1.01 and Exhibit 1.1 within Item 9.01) and on February 12, 2013 (Items 5.02 and 9.01); and

d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the terms and conditions of the First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. (the “Partnership Agreement”), the Registrant will indemnify, in most circumstances and to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events, any person who is or was a director, officer, fiduciary, trustee, general partner, manager or managing member of the Registrant or any of the Registrant’s subsidiaries, the Registrant’s general partner or any departing general partner or any of their affiliates. Any indemnification under the applicable provisions of the Partnership Agreement will only be out of the Registrant’s assets. Unless the Registrant’s general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable it to effectuate such an indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership such as the Registrant to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

The Registrant and its general partner, New Source Energy GP, LLC, a Delaware limited liability company, expect to enter into indemnification agreements with the directors following the closing of the initial public offering of the Registrant’s common units, which will generally indemnify the members of the general partner’s board of directors to the fullest extent permitted by law. New Source Energy GP, LLC also maintains director and officer liability insurance for the benefit of its directors and officers.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Partnership with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of New Source Energy Partners L.P., filed with the Commission as exhibit 3.1 of Amendment 1 to the Company’s Form S-1 filed on January 11, 2013, and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P., filed with the Commission as Appendix A to the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on February 8, 2013, and incorporated herein by reference.

4.3	New Source Energy Partners L.P. Long Term Incentive Plan (filed herein).

4.4	Form of Restricted Unit Agreement (Subordination Period Vesting) pursuant to the New Source Energy Partners L.P. Long Term Incentive Plan, filed with the Commission as exhibit 10.1 to the Company’s Form 8-K filed on February 12, 2013, and incorporated herein by reference.

4.5	Form of Restricted Unit Agreement (Time-based Vesting) pursuant to the New Source Energy Partners L.P. Long Term Incentive Plan, filed with the Commission as exhibit 10.2 to the Company’s Form 8-K filed on February 12, 2013, and incorporated herein by reference.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on February 13, 2013.

NEW SOURCE ENERGY PARTNERS L.P.

By:	/s/ Kristian B. Kos
Kristian B. Kos
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristian B. Kos, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Kristian B. Kos Kristian B. Kos	President and Chief Executive Officer (Principal Executive Officer)	February 13, 2013

/s/ Richard D. Finley Richard D. Finley	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 13, 2013

/s/ David J. Chernicky David J. Chernicky	Director and Chairman of New Source Energy GP, LLC	February 13, 2013

/s/ Terry L. Toole Terry L. Toole	Director of New Source Energy GP, LLC	February 13, 2013

/s/ V. Bruce Thompson V. Bruce Thompson	Director of New Source Energy GP, LLC	February 13, 2013

/s/ Phil Albert Phil Albert	Director of New Source Energy GP, LLC	February 13, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Limited Partnership of New Source Energy Partners L.P., filed with the Commission as exhibit 3.1 of Amendment 1 to the Company’s Form S-1 filed on January 11, 2013, and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P., filed with the Commission as Appendix A to the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on February 8, 2013, and incorporated herein by reference.

4.3*	New Source Energy Partners L.P. Long Term Incentive Plan.

4.4	Form of Restricted Unit Agreement pursuant to the New Source Energy Partners L.P. Long Term Incentive Plan, filed with the Commission as exhibit 10.1 to the Company’s Form 8-K filed on February 12, 2013, and incorporated herein by reference.

4.5	Form of Restricted Unit Agreement (Time-based Vesting) pursuant to the New Source Energy Partners L.P. Long Term Incentive Plan, filed with the Commission as exhibit 10.2 to the Company’s Form 8-K filed on February 12, 2013, and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page).

*filed herewith